Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the registration statements (Form S-3 No. 333-169711) pertaining to the Dividend Reinvestment Plan and (Form S-8 Nos. 333-151353 and 333-181799) pertaining to the Employee Stock Purchase Plan of our integrated audit report dated March 11, 2013, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Isabella Bank Corporation, included in this Annual Report on Form 10-K for the year ended December 31, 2012.

/s/Rehmann Robson LLC

Saginaw, Michigan

March 11, 2013

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